UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

NexPoint Real Estate Finance, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEXPOINT REAL ESTATE FINANCE, INC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 2, 2026

The control number below will allow you to access proxy information online for all your investments connected with this Annual Stockholder Meeting. To access your proxy please logon to:

www.vote.proxyonline.com

YOUR CONTROL NUMBER IS: XXXXXXXXXXXX

Notice is hereby given that an Annual Meeting of Stockholders (the "Annual Meeting") of NexPoint Real Estate Finance, Inc. will be held exclusively through a virtual format on Tuesday, June 2, 2026, at 10:30 a.m. Central Time. The purposes of the Annual Meeting are as follows:

1.	To elect seven directors to serve until the 2027 annual meeting of stockholders.

2.	To approve, on an advisory basis, the compensation of our named executive officers.

3.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.

4.

To approve, in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual, the issuance of shares of common stock generally and to Related Parties (as defined in the proxy materials), in each case, upon the redemption of any and all of the shares of 8.00% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company purchased by investors in a registered continuous offering, as more fully described in the proxy materials.

5.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026.

6.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors of NexPoint Real Estate Finance, Inc. unanimously recommend that you vote in favor of proposals 1, 2, 4 and 5 and one year for proposal 3 listed above.

If you are a stockholder of record and wish to attend and vote at the Annual Meeting, please email EQ Fund Solutions, LLC (“EQFS”) at attendameeting@equiniti.com with “NREF Meeting” in the subject line and provide your full name and address in the body of the email in order to receive the Annual Meeting registration link. If your shares in the Company are held by a financial intermediary, please refer to the notice of annual meeting in the Proxy Statement for additional information on how to access the Annual Meeting. Requests to attend the annual meeting must be received by EQFS no later than 2:00 p.m. Central Time on June 1, 2026. Please vote your shares in accordance with the instructions on this Notice whether or not you attend the Annual Meeting.

This is not a votable ballot. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and is not a proxy card. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice, Proxy Statement and Proxy Card (collectively, the “Proxy Materials”) are available at www.vote.proxyonline.com.

If you should have any questions about this Notice or the Annual Meeting, please call (877) 283-0325.

IF YOU WOULD LIKE TO RECEIVE A PAPER OR ELECTRONIC COPY OF THE PROXY MATERIALS,

PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS

REQUEST FOR PROXY MATERIALS

If you would like to receive a paper or e-mail copy of the Proxy Materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy using any of the options below. Please be sure to request your copy on or before May 18, 2026, to allow for timely delivery.

STOCKHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote. The control number listed above is a unique identifier. It is not linked to your account number nor can it be used in any other manner other than as set forth herein.